Exhibit 99.1
For Immediate Release
March 8, 2023

PNM Resources and AVANGRID file joint motion with New Mexico Public Regulation Commission to dismiss merger appeal, resolve through rehearing and reconsideration

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) and Avangrid, Inc. have filed a joint motion, together with the New Mexico Public Regulation Commission (NMPRC), in the Joint Applicants’ appeal pending at the New Mexico Supreme Court (Court) to dismiss the appeal and remand the case back to the NMPRC for rehearing and reconsideration.

Under the filed motion, the NMPRC will conduct the rehearing and reconsideration in accordance with its rules of procedure and endeavor to reach a decision and issue a final order in a timely manner. The NMPRC acknowledges that the Joint Applicants are seeking a resolution by no later than April 12, 2023. PNM Resources and Avangrid, Inc. previously entered into an amendment of their merger agreement extending the end date to April 20, 2023. The agreement can be extended 90 days by agreement from both companies.

The motion is subject to the Court’s determination through an order and mandate. The motion and additional materials pertaining to the Court appeal, along with the NMPRC application for approval of the merger and amended stipulation, are available at https://www.pnmresources.com/investors/rates-and-filings.aspx.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2022 consolidated operating revenues of $2.2 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to more than 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.7 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

Contacts:
Analysts            Media
Lisa Goodman            Ray Sandoval
(505) 241-2160        (505) 241-2782

Forward-Looking Statements
Statements made in this Current Report on Form 8-K for PNMR that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential transaction between PNMR and Avangrid, including any statements regarding the expected outcome of the Appeal, the timetable for completing the potential Merger, the ability to complete the potential Merger, the expected benefits of the potential Merger, and any other statements regarding PNMR’s and Avangrid’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither Avangrid nor PNMR assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, Avangrid and PNMR caution readers not to place undue reliance on these statements. Avangrid’s and PNMR’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see PNMR’s Form 10-K and Form 10-Q filings and the information filed on PNMR’s Forms 8-K with the Securities and Exchange Commission (the “SEC”), which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed Merger with Avangrid, including, but not limited to: (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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